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                                                                  EXHIBIT 4.1(p)

                               September 20, 2001



Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer


     Re: Atchison Casting Corporation (the "COMPANY") April 3, 1998 Amended and Restated Credit Agreement by and among the Company, Harris Trust and Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

     Reference is hereby made to the Eleventh Amendment and Forbearance Agreement dated as of September 12, 2001 (the "ELEVENTH AMENDMENT"). The Company has requested that the Banks consent to an amendment to the third paragraph of Paragraph 3 to the Eleventh Amendment to provide that the amounts referenced therein which are used to permanently reduce the Commitments are shared with TIAA consistent with the provisions contained in the Tenth Amendment and Forbearance Agreement. Subject to the terms and conditions hereof, the Bank Group is willing to consent to such amendments.

     Accordingly, effective upon the execution of this letter by the Required Banks in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), the Eleventh Amendment is hereby modified as follows:
Paragraph 3 of the Eleventh Amendment is hereby amended by inserting immediately at the end of the third paragraph thereof the following:

          If the Bank Group and the Company agree that the Commitments shall be permanently reduced or the Bank Group determines not to permit the Company to reborrow any such amount following the Bank Group's receipt of any such proceeds, the Bank Group agrees that the Company may borrow an amount equal to 12.9% of such proceeds for the sole purpose of paying such amount to TIAA as a repayment of a portion of the Teacher's Note (i.e. any such permanent reduction in the Commitments shall be in an amount equal to 87.1% of such amount and the Company shall be permitted and the Banks hereby permit the Company, to borrow the remaining 12.9% of such amount to repay a portion of the Teacher's
          Note).

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     Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. Without limiting the generality of the foregoing, this letter does not waive any of the other Defaults or Events of Default that now exist.

     This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                              Very truly yours,

                              HARRIS TRUST AND SAVINGS BANK, in its individual
                                capacity as a Bank and as Agent


                              By: /s/ Neal Golub
                              Title: Vice President


                              COMMERCE BANK, N.A.


                              By: /s/ Mark Eagleton
                              Title: Sr. Vice President


                              FIRSTAR BANK, N.A. (f/k/a Mercantile Bank)


                              By: /s/ Craig D. Buckley
                              Title: Vice President


                              KEY BANK NATIONAL ASSOCIATION


                              By: ___________________________________________
                              Title:_________________________________________

                              COMERICA BANK


                              By: /s/ Andrew R. Craig
                              Title: Vice President



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                              HIBERNIA NATIONAL BANK


                              By: ___________________________________________
                              Title:_________________________________________


                              NATIONAL WESTMINSTER BANK PLC

                              Nassau Branch


                              By: /s/ Pete Ballard
                              Title: Head of Mid Corporate Team Specialized
                                     Lending

                              New York Branch


                              By: /s/ Pete Ballard___________________________
                              Title: Head of Mid Corporate Team Specialized
                                     Lending


                              WELLS FARGO BANK, NATIONAL ASSOCIATION (successor
                                 by merger to Norwest Bank Minnesota, N.A.)


                              By: ___________________________________________
                              Title:_________________________________________

Agreed and Accepted:

ATCHISON CASTING CORPORATION


By: /s/ Kevin T. McDermed
Title: V.P. & Treasurer